Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-131693) pertaining to the registration of 850,000 shares of common stock under the Iomai Corporation 2005 Incentive Plan of our report dated March 24, 2006, with respect to the financial statements of Iomai Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young

Mclean, Virginia
March 6, 2007